UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 2014

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, Idaho 83705

(Address of principal executive offices)   (Zip Code)

(208)  955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 24, 2014, the Board of Directors of MWI Veterinary Supply, Inc. (the “Company”) adopted Amendment No. 2 to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective upon its adoption by the Board of Directors.  The amendment to the Bylaws added a new Section 9 to Article VIII to designate the state courts of the State of Delaware in and for New Castle County (or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for: (i) derivative actions brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Company’s Amended and Restated Certificate of Incorporation or the Bylaws, (iv) any action seeking to interpret, apply, enforce or determine the validity of the Company’s Amended and Restated Certificate of Incorporation or the Bylaws, or (v) any action asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine.

The foregoing summary of Amendment No. 2 is qualified in its entirety by reference to the text of Amendment No. 2.  The full text of Amendment No. 2 to the Bylaws is filed as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit

NumberDescription

3.1Amendment No. 2 to the Amended and Restated Bylaws of MWI Veterinary Supply, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

13
MWI VETERINARY SUPPLY, INC.
Date: September 26, 2014	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer